Exhibit 2.3

EXECUTION VERSION

May 4, 2015

The Coca-Cola Company
One Coca-Cola Plaza
Atlanta, Georgia 30313

Monster Beverage Corporation
1 Monster Way
Corona, California 92879
Attention: Rodney C. Sacks

Ladies and Gentlemen:

Reference is hereby made to (i) the Transaction Agreement, dated August 14, 2014, by and among Monster Beverage Corporation (the “Company”), New Laser Corporation (“NewCo”), New Laser Merger Corp. (“Merger Sub”), The Coca-Cola Company (“Parent”) and European Refreshments (“Purchaser”) (as amended from time to time, the “Transaction Agreement”) and (ii) the Asset Transfer Agreement, dated August 14, 2014, by and among the Company, NewCo and Parent (as amended from time to time, the “Asset Transfer Agreement”).  Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Transaction Agreement or the Asset Transfer Agreement, as applicable.

The undersigned parties, intending to be legally bound hereby, hereby agree, in accordance with Section 12.4 of the Transaction Agreement and Section 11.4 of the Asset Transfer Agreement, that the Outside Date under each of the Transaction Agreement and the Asset Transfer Agreement is hereby amended to be June 30, 2015.

Except as expressly modified by this letter agreement, all terms of the Transaction Agreement and the Asset Transfer Agreement shall remain in full force and effect.  This letter agreement may be executed in counterparts, which together shall be considered one and the same agreement.  If you are in agreement with the foregoing, please sign and return a copy of this letter agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this letter agreement to be duly executed and delivered by their respective authorized signatories as of the date first indicated above.

MONSTER BEVERAGE CORPORATION

By:	/s/ Hilton H. Schlosberg
Name: Hilton H. Schlosberg
Title: President

NEW LASER CORPORATION

By:	/s/ Hilton H. Schlosberg
Name: Hilton H. Schlosberg
Title: President

THE COCA-COLA COMPANY

By:	/s/ Marie D. Quintero-Johnson
Name: Marie D. Quintero-Johnson
Title: Vice President and Director of Mergers & Acquisitions

EUROPEAN REFRESHMENTS

By:	/s/ Gerald Leydon
Name: Gerald Leydon
Title: Director

By:	/s/ Jack Gogarty
Name: Jack Gogarty
Title: Director

[Signature Page to Extension Letter]